Exhibit 99.1

FOR IMMEDIATE RELEASE

    Revlon Pre-Announces Q2 Results and Provides Outlook For 2006 and Beyond

                Revlon To Webcast Conference Call with Investors


New York, July 10, 2006 - Revlon, Inc. (NYSE: REV) today announced its preliminary results for the second quarter of 2006 and provided its outlook for 2006 and beyond. The Company also provided an update on its recent launch of Vital Radiance, a new color cosmetics brand designed to serve women over the age of 50, as well as its restage of the Almay brand.

Consistent with its previous disclosure, the Company indicated that it expects Adjusted EBITDA(1) in 2006 to be approximately even with or somewhat below the $167 million achieved in 2005, after taking into account a significant negative impact to operating income in 2006 related to Vital Radiance, and the $10 million restructuring charge announced earlier in the year. Net sales for the full year 2006 are expected to be up in the mid-single-digit range. Longer-term, the Company indicated that its goal is to grow net sales in the mid-single-digit range, on average, over time and expects this top-line growth, coupled with the Company's productivity initiatives and aggressive cost reduction actions, to drive significant margin improvement over the next several years.

Commenting on the Company's performance and outlook, Revlon President and Chief Executive Officer Jack Stahl stated, "Our long-term strategy is focused on actions to build all of our great brands, reduce costs and create sustainable value. While 2006 Adjusted EBITDA will be lower than originally projected, largely due to a significant shortfall associated with the launch of Vital Radiance, our overall business continues to make progress. In this environment, we believe we are taking the right actions for the long-term to grow our sales, including capitalizing on the Revlon brand across categories, while working aggressively to reduce our cost structure and improve our margins. We are confident that our financial results in 2007 and beyond will benefit meaningfully from these actions."

The Company indicated that it is continuing to assess various alternatives to strengthen its capital structure and improve its financial flexibility. These alternatives include, among other things, a possible amendment to the Company's current bank credit agreement to add $75 million to the term loan. The Company also plans on issuing $75 million of equity in late 2006 or early 2007, as previously announced, and intends to use the proceeds of such equity issuance to reduce indebtedness.

The Company will host a conference call with members of the investment community on July 10, 2006 at 10:00 A.M. EDT to discuss this release. Access to the call is available to the public at www.revloninc.com.

                             Preliminary Q2 Results
                             ----------------------

The Company indicated that net sales in the second quarter of 2006 are expected to be approximately even with net sales in the second quarter of 2005. This performance is expected to reflect growth in gross sales(2) of approximately 8%, primarily driven by the U.S., largely offset by approximately $20 million of estimated Vital Radiance returns. Approximately half of the Vital Radiance returns relate to space reductions at certain large format retail customers, with the balance due to anticipated modifications to the brand offering related to the introduction of new products in 2007.

Adjusted EBITDA for the second quarter of 2006 is expected to be a loss of approximately $30 million versus Adjusted EBITDA of $24 million in the second quarter of 2005. This performance is expected to primarily reflect a negative impact of approximately $40 million related to Vital Radiance, as well as higher brand support across the balance of the portfolio. Partially offsetting these factors was the benefit of the growth in gross sales in the quarter.

Commenting on the performance of Vital Radiance, Mr. Stahl stated, "Notwithstanding the investment required to launch this new brand, Vital Radiance has achieved a strong market share(3) presence in several key retailers and is on a path to becoming about a $50 million brand at retail targeted at an important and growing demographic segment with a product line that is highly effective. We have achieved a share of 2% to 3% in a number of important retailers after only a few months in the market. We believe these market positions provide us an important platform from which we can build the brand and achieve broader success across our customer base over time."

Adjusted EBITDA and gross sales are non-GAAP measures that are defined in the footnotes to this release. Adjusted EBITDA is reconciled to net income/(loss), the most directly comparable measure, in the accompanying financial table.

Operating loss in the second quarter of 2006 is expected to be approximately $55 million, versus essentially break-even operating results in the second quarter of 2005. Substantially the same factors impacting the Adjusted EBITDA comparison are expected to impact the operating loss comparison. Net loss for the second quarter of 2006 is expected to be approximately $95 million, versus a net loss of $36 million in the second quarter of 2005.

                             Full Year 2006 Outlook
                             ----------------------

For the full year 2006, the Company indicated that it expects net sales growth in the mid-single digit range. Adjusted EBITDA for the year is expected to be approximately even with or somewhat below the 2005 level of $167 million, with the second half of 2006 expected to be up considerably versus year-ago, notwithstanding the benefit the Company achieved in the fourth quarter of 2005 related to the sell-in of its 2006 new products program. The expected improvement in the second half of 2006 reflects the absence in the current year of some $55 million in start-up costs, including $44 million of Almay returns and allowances, that were incurred primarily in the third quarter and, to a lesser extent, the fourth quarter of 2005, related to the complete restaging of Almay and the launch of Vital Radiance. Also expected to benefit the year-over-year comparison in the second half are savings from the Company's cost reduction actions and various productivity programs.

In terms of the financial impact of Vital Radiance on the Company's 2006 results, Revlon indicated that the new brand is likely to reduce its consolidated full year operating profitability by approximately $60 million, reflecting the significant investment the Company made in the early stage of the launch to build awareness and trial combined with achieving less than expected sales.

                   Update on Vital Radiance and Almay Restage
                   ------------------------------------------

The Company indicated that its new Vital Radiance brand, introduced earlier this year, has achieved good results in key retailers within both the Drug and Food classes of trade, while performance in large format mass retailers has been well below expectations.

The Company indicated that, with only a few months of distribution, Vital Radiance achieved an overall market share of 1.4% in the month of May, with a 1.6% share achieved in that period in the Drug class of trade. Within Drug, Vital Radiance has achieved shares of 2% to 3% in several retailers, after only a few months in the marketplace, and the Company plans to leverage the drivers of this success across the Vital Radiance customer base.

The Company believes that the range of performance achieved to-date across the various mass trade channels and store formats relates primarily to shopper demographics and the degree to which the Vital Radiance brand supports the go-to-market strategy of a given retailer.

Given the underperformance in certain stores, Revlon currently expects a reduction of some of the retail space it gained for Vital Radiance. However, the Company expects its 22% space gain achieved across all of its color cosmetics brands in early 2006 will be largely maintained, even after giving effect to the anticipated reduction of some Vital Radiance space.

The Company's plan moving forward for Vital Radiance is to focus resources on its revised retail footprint, its most effective marketing drivers and the most productive products in the line. The Company believes this approach will result in a substantially reduced operating loss for the brand in 2007.

The Company indicated that its restage of Almay, while tracking behind its expectations, is contributing to consumption growth at retail in 2006, following the strong year the brand achieved in 2005. The Company believes that Almay, with its restaged position in the marketplace, provides an important platform for growth.

                           Long-Term and 2007 Outlook
                           --------------------------

The Company indicated that its goal for longer-term net sales growth is in the mid-single-digit range, on average, over time, based on the strength of its brands and the demonstrated attractive growth of the categories in which it competes. The Company continues to believe that significant improvement in operating margins is achievable over time, with key areas of focus being improving results in the areas of cost of goods sold and returns, as well as overhead and administrative expenses. The Company indicated that it continues to expect its margin improvement initiatives and productivity programs to significantly benefit its financial results over time.

While not providing specific guidance for 2007, Mr. Stahl stated, "We have every confidence that our financial results in 2007 will benefit from the significant revenue-generating actions we are planning to take to grow the Revlon brand across the categories in which we compete; the substantially-improved financial profile of Vital Radiance we expect in 2007, given the actions we have taken to focus our brand support and retail presentation where it is proving most effective; and the margin enhancing actions we will continue to aggressively pursue to improve cost of goods sold and returns, as well as overhead and administrative expenses."


About Revlon
------------

Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com, www.vitalradiance.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company's brands include Revlon(R), Almay(R), Vital Radiance(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Investor Relations Contact:                          Media Contact:
Maria A. Sceppaguercio                               Scott Behles
(212) 527-5230                                       (212) 527-4718

                           Footnote to Press Release
                           -------------------------

(1)Adjusted EBITDA is a non-GAAP financial measure defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance. The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP.

The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things --

(i) monitor and evaluate the performance of the Company's business operations;

(ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations;

(iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) review and assess the operating performance of the Company's management team and as a measure in evaluating employee compensation and bonuses;

(v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company's management believes that because it has historically provided Adjusted EBITDA in previous press releases, that including such non-GAAP measure in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management as described above, which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP. Other companies may define EBITDA differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2) Gross Sales is a non-GAAP financial measure defined as net sales before returns, allowances, discounts and other revenues, and essentially represents the dollar value of shipments. In calculating Gross Sales, the Company excludes the effects of returns, allowances, discounts and other revenues as the Company's management believes that some of these items can vary significantly from period to period. This data is presented to depict the Company's shipment of products before giving effect to returns, allowances, discounts and certain other revenue. The Company's management utilizes Gross Sales as an operating performance measure in conjunction with other GAAP measures, such as net sales and gross margin calculated in accordance with GAAP. Gross Sales should not be considered in isolation or as a substitute for net sales prepared in accordance with GAAP.

(3) All market share and consumption data reflect U.S. mass-market dollar volume according to ACNielsen (an independent research entity). ACNielsen data is an aggregate of the drug channel, Kmart, Target and Food and Combo stores, and excludes Wal-Mart and regional mass volume retailers. This data represents approximately two-thirds of the Company's U.S. mass-market dollar volume.

                           Forward-Looking Statements
                           --------------------------

Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic, industry or cosmetic category conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, the Company's beliefs, expectations and estimates about: (i) its future growth, profitability and financial performance, including the Company's expectations that Adjusted EBITDA for 2006 will be approximately even with or somewhat below the $167 million achieved in 2005; that net sales growth for the full year 2006 will be in the mid-single digit range; that Adjusted EBITDA for the second half of 2006 will be up considerably versus year-ago; that Vital Radiance is likely to reduce the Company's consolidated full year 2006 operating profitability by approximately $60 million; that longer-term the Company's goal is to grow net sales in the mid-single digit range, on average, over time; and that 2007 financial results and beyond will benefit from significant revenue-generating actions (including actions to grow the Revlon brand), the substantially-improved financial profile of Vital Radiance and margin enhancing actions to aggressively reduce the Company's cost structure and improve margins, including improving cost of goods sold, returns and overhead and administrative expenses; (ii) its beliefs and plans as to the potential growth, financial performance and effectiveness of its Vital Radiance and Almay brands, including that Vital Radiance is on a path to becoming about a $50 million brand at retail; that Vital Radiance's share performance in a number of key retailers provide an important platform from which to build the brand and achieve broader success across the Company's customer base over time; that it will focus resources on Vital Radiance's revised retail footprint, its most effective marketing drivers and the most productive products in the line and that this approach will result in a substantially reduced operating loss for the Vital Radiance brand in 2007; and that Almay provides an important platform for growth; (iii) its expectations as to future retail space configurations, including its expectations as to the reduction of some of the retail space the Company gained for Vital Radiance; and that the Company's 22% space gain achieved across all of its color cosmetics brands in early 2006 will be largely maintained; (iv) its expectations and plans as to assessing various alternatives to strengthen the Company's capital structure and improve its financial flexibility, including a possible amendment to the Company's current bank credit agreement to add $75 million to the term loan and its plans on issuing $75 million of equity in late 2006 or early 2007 and its intent to use the proceeds of such equity issuance to reduce indebtedness; and (v) its expectations and plans to significantly improve its operating margins over time through its ongoing margin improvement initiatives, productivity programs and aggressive cost reduction actions; that key areas of focus will be improving results in the areas of cost of goods sold, returns, and overhead and administrative expenses; that its expected top-line growth coupled with the Company's productivity initiatives and aggressive cost reduction actions will drive significant margin improvement over the next several years, and the impact from such improvements on the Company's future financial results, including that they will significantly benefit the Company's financial results over time. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's 2005 Annual Report on Form 10-K and the Company's Form 10-Qs and Form 8-Ks that it files with the SEC during 2006 (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including difficulties, delays or the inability of the Company to: (i) achieve its future growth, profitability and financial performance objectives, including less than anticipated growth, or a decrease in, net sales or Adjusted EBITDA, including due to less than anticipated results from the Company's Revlon, Vital Radiance, Almay and/or other brands, such as less than expected effectiveness of their marketing programs, a decrease in sales of the Company's other products or more than anticipated returns; (ii) grow and improve the profitability of its brands, such as due to continued increased competitive activity or less than anticipated retailer or consumer acceptance of the Company's marketing plans and actions;
(iii) largely maintain the retail space gains the Company secured for 2006, including greater than anticipated retailer space reductions; (iv) consummate the possible amendment to the bank credit agreement or complete the $75 million equity issuance, in whole or in part, due to conditions in the capital markets or other factors; and/or (v) achieve significant improvements to its operating margins over time, such as due to its productivity initiatives or cost reduction actions being less effective than planned, including as a result of higher than expected expenses due to continued increased competitive activity. Factors other than those listed above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's websites or other websites referenced herein shall not be incorporated by reference into this release.

                          REVLON, INC. AND SUBSIDIARIES
              UNAUDITED NET LOSS TO ADJUSTED EBITDA RECONCILIATION
                              (dollars in millions)



                                                                  Three Months Ended                         Year Ended
                                                                    June 30,                                 December 31,
                                                              ---------------------------                 -----------------
                                                                 2006E            2005                          2005
                                                              -----------      ----------                 -----------------
                                                                    (Unaudited)                              (Unaudited)
Reconciliation to net loss:
-------------------------------------------------------

Net loss...............................................        $     (95)    $    (35.8)                   $        (83.7)

Interest expense, net..................................               35           30.0                             124.2
Amortization of debt issuance costs....................                2            1.7                               6.9
Foreign currency (gains) losses, net...................                0           (1.2)                              0.5
Loss on early extinguishment of debt...................                0            1.5                               9.0
Miscellaneous, net.....................................                0            0.2                              (0.5)
Provision for income taxes.............................                2            3.3                               8.5
Depreciation and amortization..........................               26           24.5                             101.7
                                                              -----------      ---------                  ---------------
Adjusted EBITDA........................................       $      (30)    $     24.2                    $        166.6
                                                              ===========      ==========                 ===============
E - Unaudited Estimate